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                                                                   Exhibit 10.38

STATE OF ALABAMA  )

JEFFERSON COUNTY  )


                        AMENDMENT TO 1994 EMPLOYMENT AND
                         DEFERRED COMPENSATION GREEMENT


     THIS AMENDMENT, made and entered into on the 15th day of November, 1996, by and between BRUNO'S INC., a corporation organized and existing under the laws of the State of Alabama (hereinafter for convenience referred to as the "Employer"), and R. MICHAEL CONLEY (hereinafter for convenience referred to as the "Employee"), as follows:

                                  WITNESSETH:

     WHEREAS, the Employer and Employee entered into a 1994 Employment and Deferred Compensation Agreement dated July 22, 1994 and amended such agreement on June 9, 1995 (hereinafter the "Agreement"); and

     WHEREAS, it is the intent and desire of the parties hereto to amend said Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, it is agreed as follows:

     The following Section 17 is added to end of the Agreement:

     "17. Terms of Payment as of December 1, 1996.

          (a) Notwithstanding any other provision of this Agreement, effective December 1, 1996, in the event of the Employee's termination of employment (i) by the Company without "Cause", (ii) by the Employee for any reason (including, without limitation, the Employee's death, disability, or retirement), the Company shall pay to the Employee (or his beneficiary, in the event of his death) a lump amount equal to $759,000 (less any applicable withholding taxes) in full satisfaction of the Company's obligations under this Agreement.

          (b) For purposes of this Agreement, "Cause" shall mean (i) the Employee's conviction, by a court of competent jurisdiction, of a felony or of a misdemeanor involving moral turpitude or (ii) a willful breach by the Employee of any material duty or obligation imposed upon him under the terms of his employment, which breach results in




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harm to the Company, and his failure to cure such breach within thirty days after receiving written notice thereof from the Company.

     IN WITNESS WHEREOF, the Employer, by and through its duly authorized officers, and the Employee have caused this Amendment to be executed, under seal, on the 20th day of December, 1996.


                              BRUNO'S, INC.


                              By /s/ William J. Bolton
                                 ------------------------

                              Title:   Chairman and Chief Executive Officer


                              (EMPLOYER)



                              /s/  R. Michael Conley (SEAL)
                              ----------------------
                              R. Michael Conley



                              (EMPLOYEE)